Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 258-6800

CONTACT: Barbara K. Baker
Taubman Centers, Inc.
(248) 258-7367
www.taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS REPORTS SOLID SECOND QUARTER RESULTS, MEETING CONSENSUS

o	EPS up $0.18 versus second quarter 2003
o	FFO per share up 46.7%
o	Sales psf increases 8.3% during quarter
o	Occupancy on track
o	Stock buyback completed
o	2004 FFO guidance raised

        BLOOMFIELD HILLS, Mich., July 28, 2004 - Taubman Centers, Inc. (NYSE:TCO) today announced its financial results for the second quarter 2004.

        Net income (loss) allocable to common shareholders per diluted share (EPS) was $(0.08) versus $(0.26) for the quarter ended June 30, 2003. EPS for the six months ended June 30, 2004 was $0.00 per diluted common share, up from $(0.40) per diluted common share for the first six months of 2003.

        For the quarter ended June 30, 2004, Funds from Operations (FFO) per diluted share was $0.44, up 46.7 percent from $0.30 per share for the quarter ended June 30, 2003. Excluding the impact of costs related to the unsolicited tender offer incurred during the second quarter of 2003, FFO per share for the second quarter was up 7.3 percent.

        For the six months ended June 30, 2004, FFO per diluted share was $0.95, up 39.7 percent from $0.68 for the first six months of 2003. Excluding the impact of costs incurred during the first half of 2003 and recoveries recorded during the first quarter of 2004 related to the unsolicited tender offer, FFO per diluted share was $0.94 for the six month period ended June 30, 2004 versus $0.90 during the first six months of 2003.

        “These solid results reflect contributions from the successful opening of Stony Point Fashion Park (Richmond, Va.) in September 2003, as well as increased rents in our core portfolio,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.

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        During the quarter the company purchased 2.4 million common shares at an average price of $20.50 per share, completing the purchase of $103 million under its authorized share repurchase program. In total, during 2003 and 2004, the company purchased over 5.4 million shares at an average price of $18.99.

Strong Tenant Sales, Occupancy on Track

        Mall tenant sales per square foot increased 8.3 percent for the quarter and 10.4 percent for the six month period ended June 30. “This is our strongest six month sales performance as a public company,” said Mr. Taubman. “We are especially pleased with the continuation of double digit increases in all of our Florida centers this quarter, affirming our Florida investment strategy.”

        Leased space at June 30 was 88.2 percent, up 0.2 percent from June 30, 2003.

Total occupancy for the portfolio was 85.2 percent at June 30, up 0.4 percent sequentially from the first quarter and on track to show increasing occupancy for the second half of the year. Including temporary tenants, occupancy was 87.6 percent at June 30, up from 87.0 percent on June 30, 2003.

        Average rent per square foot was $40.92 for the quarter in the consolidated portfolio, up 4.1 percent from the second quarter of 2003. Average rent for the quarter in the unconsolidated joint ventures was $42.72, up 0.5 percent from the second quarter of 2003.

        “With 15 consecutive months of increasing sales in our centers, retailers are optimistic about their future prospects,” said Mr. Taubman. “We are converting this positive sales momentum into occupancy and rental increases at our centers.”

Nearly $500 Million of Financings Completed

        In April, the company completed a $140 million three-year refinancing of the construction loan on The Mall at Wellington Green (Wellington, Fla.). The loan bears interest at a rate of LIBOR plus 1.5 percent.

        In May, the company obtained a $62 million facility on The Mall at Oyster Bay (Town of Oyster Bay, N.Y.) to provide funding for the land acquisition (which is now complete) and other development costs, prior to beginning the construction of the mall. Demolition of the existing industrial buildings on the site is well underway. The loan bears interest at a rate of LIBOR plus 2.00 percent.

        Also in May, the company completed a $30 million private placement of 8.2% Cumulative Redeemable Preferred Equity in The Taubman Realty Group Limited Partnership (TRG), the operating partnership of Taubman Centers. The Preferred Equity has no stated maturity and is callable in five years by TRG at par value.

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        In June, the company completed a 10-year $115 million mortgage financing of Stony Point Fashion Park (Richmond, Va.) at an all-in fixed rate of 6.28 percent. The $115 million of proceeds refinanced the company’s entire investment in this center.

        In July, the company closed on a $142 million construction facility for Northlake Mall (Charlotte, N.C.). The facility has a three-year maturity with two one-year extension options and bears interest at a rate of LIBOR plus 1.75 percent.

        “Over the past few months we have completed nearly one-half billion dollars of financing activity and almost a billion dollars year to date,” said Lisa A. Payne, Chief Financial and Administrative Officer. “We are especially pleased to refinance our entire investment in Stony Point nine months after opening, which was a tribute to the center’s strong initial leasing and operating performance. Financial institutions continue to be enthusiastic about financing our high-quality assets.”

International Plaza Investment

        As previously announced on July 1, the company acquired an additional 23.6 percent interest in International Plaza (Tampa, Fla.) for $104.5 million. That increases Taubman’s ownership in the center to 50.1 percent. International Plaza, which opened in September 2001, has established itself as the premier center in the greater Tampa market with Neiman Marcus, Dillard’s and Nordstrom and its many specialty shops and restaurants. The company also announced that Robb & Stucky, a highly successful furniture retailer, will open a 120,000 sq. ft. furniture and design studio showroom at the center in early 2005 in the former Lord & Taylor space.

Financial Outlook Increased

        As a result of its solid financial performance to date, the company is raising its FFO outlook for 2004. The company expects 2004 FFO per diluted share to be in the range of $1.90 to $1.93. Net Income (loss) allocable to common shareholders for the year is expected to be in the range of $(0.12) to $0.05 per share. Both estimates exclude any potential non-recurring organizational charges.

Supplemental Investor Information Available

        The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.” This includes the following:

o	Income Statements
o	Reconciliation of Net Income to Funds from Operations, EBITDA and Comparable Center NOI

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Taubman Centers/4

o	Changes in Funds from Operations and Earnings Per Share
o	Components of Other Income
o	Balance Sheets
o	Debt Summary
o	Other Debt Information
o	Construction and Recent Center Openings
o	Capital Spending
o	Acquisitions and Divestitures
o	Operational Statistics
o	Owned Centers
o	Major Tenants in Owned Portfolio
o	Anchors in Owned Portfolio

Investor Conference Call

        The company will host a conference call on July 29 at 11:00 a.m. (EDT) to discuss these results and will simulcast the conference call at www.taubman.com under “Investor Relations” as well as www.companyboardroom.com and www.streetevents.com. The online replay will follow shortly after the call and continue for 90 days.

        Taubman Centers, Inc., a real estate investment trust, owns and/or manages 31 urban and suburban regional and super regional shopping centers in 13 states. In addition, Northlake Mall is under construction and will open September 15, 2005. Taubman Centers is headquartered in Bloomfield Hills, Mich.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 as amended. These statements reflect management’s current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

_________________

Taubman Centers/5

TAUBMAN CENTERS, INC.

For the Three and Six Months Ended June 30, 2004 and 2003

(in thousands of dollars, except as indicated)

	Three Months Ended June 30		Six Months Ended June 30
	2004	2003	2004	2003
Income before discontinued operations and minority and preferred interests	11,432	1,991	30,634	9,639
Discontinued operations (1)	153	(122)	153	118
Minority interest in consolidated joint ventures	(7)	242	(185)	90
Minority share of income of TRG (2)	(2,664)	965	(8,283)	(242)
Distributions in excess of earnings allocable to minority partners (2)	(6,192)	(9,794)	(9,416)	(17,054)
TRG preferred distributions	(2,489)	(2,250)	(4,739)	(4,500)
Net income (loss)	233	(8,968)	8,164	(11,949)
Preferred dividends	(4,150)	(4,150)	(8,300)	(8,300)
Net income (loss) allocable to common shareowners	(3,917)	(13,118)	(136)	(20,249)
Income (loss) from continuing operations per common share - basic and diluted	(0.08)	(0.26)	(0.00)	(0.40)
Net income (loss) per common share - basic and diluted	(0.08)	(0.26)	(0.00)	(0.40)
Beneficial interest in EBITDA - consolidated businesses (3)	49,021	36,698	103,845	78,172
Beneficial interest in EBITDA - unconsolidated joint ventures (3)	27,278	28,121	55,144	57,429
Funds from Operations - Operating Partnership (3)	35,962	25,638	78,748	57,756
Funds from Operations allocable to TCO (3)	21,790	15,449	47,932	35,439
Funds from Operations per common share - basic (3)	0.44	0.31	0.97	0.69
Funds from Operations per common share - diluted (3)	0.44	0.30	0.95	0.68
Weighted average number of common shares outstanding	49,089,844	50,142,939	49,643,212	51,180,513
Common shares outstanding at end of period	48,008,562	49,343,395	48,008,562	49,343,395
Weighted average units - Operating Partnership - basic	81,018,609	83,214,379	81,584,703	83,563,337
Weighted average units - Operating Partnership - diluted	82,412,523	84,631,107	83,050,050	84,939,969
Units outstanding at end of period - Operating Partnership	79,980,841	83,211,570	79,980,841	83,211,570
Ownership percentage of the Operating Partnership at end of period	60.1%	59.4%	60.1%	59.4%
Number of owned shopping centers at end of period	21	20	21	20

Operating Statistics:
Mall tenant sales	833,223	764,404	1,630,091	1,470,631
Mall tenant sales - comparable centers (4)	794,591	738,534	1,551,171	1,419,202
Ending occupancy	85.2%	85.5%	85.2%	85.5%
Ending occupancy - comparable centers (4)	84.8%	85.4%	84.8%	85.4%
Average occupancy	85.0%	85.4%	85.1%	85.5%
Average occupancy - comparable centers (4)	84.6%	85.3%	84.6%	85.4%
Leased space at end of period (5)	88.2%	88.0%	88.2%	88.0%
Leased space at end of period - comparable centers (4)(5)	87.9%	88.0%	87.9%	88.0%
Mall tenant occupancy costs as a percentage of tenant sales-consolidated businesses (6)	16.9%	17.4%	17.1%	18.2%
Mall tenant occupancy costs as a percentage of tenant sales-unconsolidated joint ventures (6)	15.1%	17.4%	15.7%	17.8%
Rent per square foot - consolidated businesses (4)	$40.92	$39.32	$40.94	$39.70
Rent per square foot - unconsolidated joint ventures (4)	$42.72	$42.52	$42.80	$42.62

Taubman Centers/6

(1)	In December 2003, the Company sold its interest in Biltmore Fashion Park to The Macerich Company. The results of Biltmore are presented as discontinued operations in 2003. During 2004, a $0.2 million adjustment to the gain on the disposition of the center was recognized.

(2)	Because the Operating Partnership’s balance of net equity allocable to partnership unitholders is less than zero, the income allocated to minority partners during the three and six months ended June 30, 2004 and 2003 is equal to the minority partners’ share of distributions. The Company’s net equity allocable to partnership unitholders is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(3)	Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest and depreciation and amortization, excluding gains on sales of depreciated operating properties of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure. In addition, the Company uses a comparable measure to EBITDA, net operating income (revenues less operating expenses, excluding depreciation and amortization, “NOI”), as an alternative measure to evaluate the operating performance of centers, both on an individual and stabilized portfolio basis.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation. FFO as presented by the Company is not necessarily comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition. FFO should not be considered an alternative to net income as an indicator of the Company’s operating performance. Additionally, FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP.

Supplementally, the Company also discloses FFO per diluted share for all periods presented excluding costs related to the unsolicited tender offer because of the significance and singular nature of these costs. This was the only hostile takeover attempt against the Company in its history and the costs to resist this attempt were clearly not a part of the Company’s normal operating results. The Company believes that given the significance of the costs (the charge reduced FFO per diluted share for the three and six months ended June 30, 2003 by 27% and 24%, respectively) it is essential to a reader’s understanding of the Company’s results of operations to emphasize the impact on the Company’s earnings measures.

TRG’s Beneficial Interest in EBITDA and FFO for the six months ended June 30, 2004 include insurance recoveries related to the unsolicited tender offer of $1.0 million. For the three and six months ended June 30, 2003, costs related to the unsolicited tender offer were $9.2 million and $19.0 million, respectively.

(4)	Excludes Biltmore Fashion Park, Stony Point Fashion Park, and Waterside Shops at Pelican Bay. Waterside Shops at Pelican Bay is managed by the Forbes Company, the Company’s joint venture partner in the project.

(5)	Leased space comprises both occupied space and space that is leased but not yet occupied.

(6)	Mall tenant occupancy costs are defined as the sum of minimum rents, percentage rents and expense recoveries, excluding utilities.

Taubman Centers/7

TAUBMAN CENTERS, INC.

Income Statement
For the Quarters Ended June 30, 2004 and 2003

(in thousands of dollars)

	2004		2003

	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	54,009	50,274	49,294	48,620
Percentage rents	70	400	335	370
Expense recoveries	32,990	26,470	32,739	27,843
Management, leasing and development	5,245		5,571
Other	6,623	2,479	5,732	3,007

Total revenues	98,937	79,623	93,671	79,840

OPERATING COSTS:
Recoverable expenses	30,673	22,713	28,391	23,019
Other operating	8,683	5,087	9,037	5,122
Costs related to unsolicited tender offer, net of recoveries	(44)		9,163
Management, leasing and development	4,985		5,513
General and administrative	5,322		6,297
Interest expense	23,153	19,405	20,532	20,936
Depreciation and amortization	23,512	14,999	21,029	14,420

Total operating costs	96,284	62,204	99,962	63,497

	2,653	17,419	(6,291)	16,343

Equity in income of Unconsolidated Joint Ventures	8,779		8,282

Income before discontinued operations
and minority and preferred interests	11,432		1,991
Discontinued operations (2):
Net gain on disposition of interest in center	153
EBITDA			2,636
Interest			(1,535)
Depreciation			(1,223)
Minority and preferred interests:
TRG preferred distributions	(2,489)		(2,250)
Minority share of consolidated joint ventures	(7)		242
Minority share of (income) loss of TRG	(2,664)		965
Distributions in excess of minority share of income	(6,192)		(9,794)

Net income (loss)	233		(8,968)
Series A preferred dividends	(4,150)		(4,150)

Net income (loss) allocable to common shareowners	(3,917)		(13,118)

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	49,318	51,823	37,906	51,699
EBITDA - outside partners' share	(297)	(24,545	(1,208)	(23,578)

Beneficial interest in EBITDA	49,021	27,278	36,698	28,121
Beneficial interest expense	(22,904)	(10,187	(21,135)	(10,953)
Non-real estate depreciation	(607)		(693)
Preferred dividends and distributions	(6,639)		(6,400)

Funds from Operations contribution	18,871	17,091	8,470	17,168

Net straightline adjustments to rental revenue and
ground rent expense at TRG %	215	101	369	86

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	Discontinued operations includes the results of Biltmore Fashion Park. During the three months ended June 30, 2004, a $0.2 million adjustment to the gain on disposition of Biltmore was recognized.

Taubman Centers/8

TAUBMAN CENTERS, INC.

Income Statement
For the Year to Date Periods Ended June 30, 2004 and 2003

(in thousands of dollars)

	2004		2003

	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	107,646	100,766	99,393	97,036
Percentage rents	1,103	2,284	1,489	1,302
Expense recoveries	63,990	52,386	63,501	52,554
Management, leasing and development	10,229		10,363
Other	17,301	4,219	16,474	8,329

Total revenues	200,269	159,655	191,220	159,221

OPERATING COSTS:
Recoverable expenses	58,459	44,102	55,705	43,556
Other operating	16,835	10,421	18,385	10,177
Costs related to unsolicited tender offer, net of recoveries	(1,044)		19,012
Management, leasing and development	9,781		10,061
General and administrative	11,780		12,237
Interest expense	45,725	39,586	41,521	40,656
Depreciation and amortization	46,471	28,518	43,345	28,239

Total operating costs	188,007	122,627	200,266	122,628

	12,262	37,028	(9,046)	36,593

Equity in income of Unconsolidated Joint Ventures	18,372		18,685

Income before discontinued operations
and minority and preferred interests	30,634		9,639
Discontinued operations (2):
Net gain on disposition of interest in center	153
EBITDA			5,599
Interest			(3,058)
Depreciation			(2,423)
Minority and preferred interests:
TRG preferred distributions	(4,739)		(4,500)
Minority share of consolidated joint ventures	(185)		90
Minority share of income of TRG	(8,283)		(242)
Distributions in excess of minority share of income	(9,416)		(17,054)

Net income (loss)	8,164		(11,949)
Series A preferred dividends	(8,300)		(8,300)

Net income (loss) allocable to common shareowners	(136)		(20,249)

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	104,458	105,132	81,419	105,488
EBITDA - outside partners' share	(613)	(49,988)	(3,247)	(48,059)

Beneficial interest in EBITDA	103,845	55,144	78,172	57,429
Beneficial interest expense	(45,212)	(20,761)	(42,473)	(21,293)
Non-real estate depreciation	(1,229)		(1,279)
Preferred dividends and distributions	(13,039)		(12,800)

Funds from Operations contribution	44,365	34,383	21,620	36,136

Net straightline adjustments to rental revenue and
ground rent expense at TRG %	596	188	584	146

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	Discontinued operations includes the results of Biltmore Fashion Park. During the six months ended June 30, 2004, a $0.2 million adjustment to the gain on disposition of Biltmore was recognized.

Taubman Centers/9

TAUBMAN CENTERS, INC.

Reconciliation of Net Income (Loss) to Funds from Operations
For the Periods Ended June 30, 2004 and 2003

(in thousands of dollars)

	Three Months Ended		Year to Date

	2004	2003	2004	2003

Net income (loss) allocable to common shareowners	(3,917)	(13,118)	(136)	(20,249)

Add (less) depreciation and gain on disposition of property:
Gain on disposition of interest in center	(153)		(153)
Depreciation and amortization:
Consolidated businesses at 100%	23,512	21,029	46,471	43,345
Minority partners in consolidated joint ventures	(41)	(518)	85	(1,231)
Discontinued operations		1,223		2,423
Share of unconsolidated joint ventures	8,312	8,886	16,011	17,451
Non-real estate depreciation	(607)	(693)	(1,229)	(1,279)

Add minority interests in TRG:
Minority share of (income) loss of TRG	2,664	(965)	8,283	242
Distributions in excess of minority share of income of TRG	6,192	9,794	9,416	17,054

Funds from Operations - TRG (1)	35,962	25,638	78,748	57,756

Funds from Operations - TCO (1)	21,790	15,449	47,932	35,439

(1)	TRG’s FFO for the six months ended June 30, 2004 includes insurance recoveries related to the unsolicited tender offer of $1.0 million. TRG’s FFO for the three and six months ended June 30, 2003 includes costs of $9.2 million and $19.0 million, respectively, incurred in connection with the unsolicited tender offer. TCO’s share of TRG’s FFO is based on an average ownership of 61% and 60% during the three months ended June 30, 2004 and 2003, respectively, and 61% during the six months ended June 30, 2004 and 2003.

Taubman Centers/10

TAUBMAN CENTERS, INC.

Reconciliation of Net Income (Loss) to Beneficial Interest in EBITDA
For the Periods Ended June 30, 2004 and 2003

(in thousands of dollars)

	Three Months Ended		Year to Date

	2004	2003	2004	2003

Net income (loss) allocable to common shareowners	(3,917)	(13,118)	(136)	(20,249)

Add (less) depreciation and gain on disposition of property:
Gain on disposition of interest in center	(153)		(153)
Depreciation and amortization:
Consolidated businesses at 100%	23,512	21,029	46,471	43,345
Minority partners in consolidated joint ventures	(41)	(518)	85	(1,231)
Discontinued operations		1,223		2,423
Share of unconsolidated joint ventures	8,312	8,886	16,011	17,451

Add minority interests in TRG:
Minority share of (income) loss of TRG	2,664	(965)	8,283	242
Distributions in excess of minority share of income of TRG	6,192	9,794	9,416	17,054

Add (less) preferred interests and interest expense:
Preferred dividends and distributions	6,639	6,400	13,039	12,800
Interest expense for all businesses in continuing operations	42,558	41,468	85,311	82,177
Interest expense allocable to minority partners in consolidated joint ventures	(249)	(932)	(513)	(2,106)
Interest expense of discontinued operations		1,535		3,058
Interest expense allocable to outside partners in unconsolidated joint ventures	(9,218)	(9,983)	(18,825)	(19,363)

Beneficial Interest in EBITDA - TRG (1)	76,299	64,819	158,989	135,601

(1)	TRG’s Beneficial Interest in EBITDA for the six months ended June 30, 2004 includes insurance recoveries related to the unsolicited tender offer of $1.0 million. TRG’s Beneficial Interest in EBITDA for the three and six months ended June 30, 2003 includes costs of $9.2 million and $19.0 million, respectively, incurred in connection with the unsolicited tender offer.

Taubman Centers/11

TAUBMAN CENTERS, INC.

Balance Sheets
As of June 30, 2004 and December 31, 2003

(in thousands of dollars)

	As of

	June 30, 2004	December 31, 2003
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	2,556,980	2,519,922
Accumulated depreciation and amortization	(486,194)	(450,515)

	2,070,786	2,069,407
Investment in Unconsolidated Joint Ventures	26,583	6,093
Cash and cash equivalents	25,772	30,403
Accounts and notes receivable, net	24,789	32,592
Accounts and notes receivable from related parties	1,878	1,679
Deferred charges and other assets	54,705	46,796

	2,204,513	2,186,970

Liabilities:
Notes payable	1,601,224	1,495,777
Accounts payable and accrued liabilities	207,924	258,938
Dividends and distributions payable	12,962	13,481

	1,822,110	1,768,196

Preferred Equity of TRG	126,505	97,275

Shareowners' Equity:
Series A Cumulative Redeemable Preferred Stock	80	80
Series B Non-Participating Convertible Preferred Stock	30	30
Common Stock	480	499
Additional paid-in capital	626,218	664,362
Accumulated other comprehensive income (loss)	(13,329)	(12,593)
Dividends in excess of net income	(357,581)	(330,879)

	255,898	321,499

	2,204,513	2,186,970

Combined Balance Sheet of Unconsolidated Joint Ventures (1):

Assets:
Properties	1,334,405	1,250,964
Accumulated depreciation and amortization	(375,415)	(331,321)

	958,990	919,643
Cash and cash equivalents	19,953	28,448
Accounts and notes receivable	21,405	16,504
Deferred charges and other assets	29,041	29,526

	1,029,389	994,121

Liabilities:
Notes payable	1,274,033	1,345,824
Accounts payable and other liabilities	66,284	61,614

	1,340,317	1,407,438

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(191,361)	(228,264)
Accumulated deficiency in assets - Joint Venture Partners	(115,761)	(181,009)
Accumulated other comprehensive income (loss) - TRG	(3,004)	(3,192)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(802)	(852)

	(310,928)	(413,317)

	1,029,389	994,121

(1)	2003 amounts exclude Waterside Shops at Pelican Bay, in which TRG acquired a 25% interest in December 2003.

Taubman Centers/12

TAUBMAN CENTERS, INC.

2004 Annual Outlook

(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended December 31, 2004

Guidance for Funds from Operations per common share	$1.90	$1.93

Real estate depreciation - TRG	(1.45)	(1.37)

Depreciation of TCO's additional basis in TRG	(0.15)	(0.15)

Distributions in excess of earnings allocable to minority interest	(0.42)	(0.35)

Guidance for net income (loss) allocable to common shareholders per common share	$(0.12)	$0.05

Note: The estimates above exclude any potential non-recurring organizational charges.